Exhibit 99.1

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

EXTRAORDINARY GENERAL MEETING TO BE HELD ON MARCH 31, 2025

The undersigned, revoking any previous proxies relating to these shares with respect to the Business Combination Proposals and the Adjournment Proposal hereby acknowledges receipt of the notice and proxy statement, dated [  ], 2025 (the “Proxy Statement”), in connection with the extraordinary general meeting (the “Extraordinary General Meeting”) to be held at 9:00 am Eastern Time on March 31, 2025, the offices of Robinson & Cole LLP, 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), for the sole purpose of considering and voting upon the following proposals, and hereby appoints Seck Chyn “Neil” Foo the attorney and proxy of the undersigned, with power of substitution to each, to vote all of the ordinary shares of Bukit Jalil Global Acquisition 1 Ltd. registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement. Capitalized terms used but not otherwise defined in this proxy shall have the respective meanings ascribed to such terms in the Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the Extraordinary General Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” OF PROPOSAL 1 AND PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1 — Business Combination Proposals:

to consider and vote upon the following proposals, to approve by special resolutions:

(a) (i) the Business Combination Agreement (which is attached to this Proxy Statement as Annex A) and (ii) other Transaction Documents (as defined in the Business Combination Agreement) be approved, ratified and confirmed in all respects;

(b) the Business Combination which includes the merger between BUJA and Merger Sub II with BUJA surviving the merger and becoming a wholly owned subsidiary of PubCo (the “Second Merger”), and other transactions contemplated in the Business Combination Agreement be approved, ratified and confirmed in all respects;

(c) the plan of second merger in relation to the Second Merger attached to this Proxy Statement as Annex B and the filing of the plan of second merger with the Registrar of Companies of the Cayman Islands be approved, ratified and confirmed in all respects;

(d) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the re-designation and reclassification of the authorized issued and unissued 10,000,000 preference shares of a par value of US$0.0001 each into 10,000,000 ordinary shares of a par value of US$0.0001 each (the “Re-designation”) such that following the Re-designation, the authorized share capital of BUJA shall be changed from US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each to US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each be approved, ratified and confirmed in all respects;

(e) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the amendment and restatement of the amended and restated memorandum and articles of association of BUJA by the deletion in their entirety and substitution in their place of the second amended and restated memorandum and articles of association of BUJA be approved, ratified and confirmed in all respects, and

(f) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the appointment of Chun Yen “Dereck” Lim as the sole director of BUJA be approved, ratified and confirmed in all respects.

For	Against	Abstain
☐	☐	☐

PROPOSAL 2 — Adjournment Proposal — to consider and approve by ordinary resolution, if presented, a proposal to adjourn the Extraordinary Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient proxies for, or otherwise in connection with, the approval of the Business Combination Proposals.

For	Against	Abstain
☐	☐	☐

For address change/comments, mark here. ☐

(see reverse for instructions)

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Shareholder:	______________________________

Date:	______________________________

Name shares held in (Please print):	Account Number (if any):

No. of Shares Entitled to Vote:	Share Certificate Number(s):

Note:	Please sign exactly as your name or names appear in the Company’s share transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If share is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. ABSTENTIONS WILL BE COUNTED IN CONNECTION WITH THE DETERMINATION OF WHETHER A VALID QUORUM IS ESTABLISHED FOR THE EXTRAORDINARY MEETING BUT WILL HAVE NO EFFECT ON THE OUTCOME OF THE BUSINESS COMBINATION PROPOSALS AND THE ADJOURNMENT PROPOSAL. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE